Exhibit 99.1

Dura Investment
Holdings LLC and
Subsidiaries

Consolidated Financial Statements as of and
for the Year Ended December 31, 2023 and
Independent Auditor’s Report

DURA INVESTMENT HOLDINGS LLC AND SUBSIDIARIES

TABLE OF CONTENTS
Page
INDEPENDENT AUDITOR’S REPORT	1–2

CONSOLIDATED FINANCIAL STATEMENTS AS OF
AND FOR THE YEAR ENDED DECEMBER 31, 2023

Balance Sheet	3

Statement of Operations	4

Statement of Members’ Equity	5

Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7-22

INDEPENDENT AUDITOR’S REPORT

The Board of Managers of Dura Investment Holdings LLC:

Opinion

We have audited the consolidated financial statements of Dura Investment Holdings LLC and subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2023, and the related consolidated statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 15 to the financial statements, the Company has elected to change its method of accounting for Goodwill and Intangible Assets. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

April 25, 2024 (September 25, 2024 as to the effects of the change in method for accounting for Goodwill and Intangible Assets described in Note 15)

DURA INVESTMENT HOLDINGS LLC
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2023

2023
ASSETS
CURRENT ASSETS:
Cash and restricted cash	$11,604,797
Trade accounts receivable—net	11,297,295
Inventories—net	11,914,152
Prepaid expenses	1,069,146
Other current assets	2,185,109
Total current assets	38,070,499
FIXED ASSETS:
Property, plant, and equipment	67,197,040
Accumulated depreciation	(23,590,602)
Property, plant, and equipment—net	43,606,438
OTHER ASSETS:
Intangible assets—net	73,433,871
Goodwill	77,140,725
Other long-term assets	14,947,600
TOTAL ASSETS	$247,199,133
LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	3,154,362
Accrued employee compensation, benefits, and payroll taxes	5,574,480
Accrued commissions	1,581,925
Accrued vacation	1,480,726
Deferred revenue	3,246,632
Other current liabilities	7,368,627
Current maturities of long-term debt	7,900,000
Total current liabilities	30,306,752
LONG-TERM LIABILITIES:
Long-term debt—net	178,361,975
Deferred income taxes	295,166
Other long-term liabilities	12,956,280
Total long-term liabilities	191,613,421
COMMITMENTS AND CONTINGENCIES (See Note 7)
MEMBERS’ EQUITY:
Members’ equity	839,604
Retained earnings	24,439,356
Total members’ equity	25,278,960
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$247,199,133

See notes to consolidated financial statements.

DURA INVESTMENT HOLDINGS LLC
AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
AS OF DECEMBER 31, 2023

2023
NET SALES	$253,360,855
COST OF SALES	168,187,071
GROSS PROFIT	85,173,784
OPERATING EXPENSES:
Selling and marketing expenses	22,662,132
General and administrative expenses	21,985,422
Intangible amortization expenses	6,766,684
Loss on sale of asset	148,867
Total operating expenses	51,563,105
INCOME FROM OPERATIONS	33,610,679
OTHER EXPENSE:
Interest expense	22,747,801
Other income	(43,021)
INCOME BEFORE TAX EXPENSE	10,905,899
INCOME TAX EXPENSE	3,970,854
NET INCOME	$6,935,045

See notes to consolidated financial statements.

DURA INVESTMENT HOLDINGS LLC
AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2023

	Common Units		Profits Interest Units
	Units	Value	Units	Value	Subtotal	Retained Earnings	Total Members’ Equity
Balance at December 31, 2022	9,000	$—	—	$1,914,350	$1,914,350	$17,504,311	$19,418,661
Unit-based compensation	—	—	—	697,292	697,292	—	697,292
Distributions ($129.58 per unit)	—	(1,166,225)	—	(605,813)	(1,772,038)	—	(1,772,038)
Net Income	—	—	—	—	—	6,935,045	6,935,045
Balance at December 31, 2023	9,000	$(1,166,225)	—	$2,005,829	$839,604	$24,439,356	$25,278,960

See notes to consolidated financial statements.

DURA INVESTMENT HOLDINGS LLC
AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2023

2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,935,045
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,076,872
Amortization	6,766,685
Loss on sale of equipment	148,867
Unit-based compensation	697,292
Amortization of debt financing costs	699,385
Provision for losses on accounts receivable	440,802
Provision for obsolete and surplus inventory	234,362
Deferred taxes	3,837
Changes in assets and liabilities:
Accounts receivable	2,116,177
Inventories	1,178,364
Prepaids expenses	(461,657)
Other current assets	(882,767)
Accounts payable	(1,489,295)
Accrued employee compensation, benefits, and payroll taxes	1,552,551
Accrued commissions	(18,262)
Accrued vacation	541,288
Deferred revenue	112,532
Other current liabilities	(1,127,970)
Other operating activities —net	1,752
Net cash provided by operating activities	24,525,860
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9,597,442)
Proceeds from sales of equipment	23,998
Net cash used in investing activities	(9,573,444)
CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions	(1,772,038)
Proceeds from revolving line of credit	3,500,000
Payments for debt issuance costs	(1,042,250)
Payments made against revolving line of credit	(4,500,000)
Principal payments of long-term debt	(7,900,000)
Net cash used in financing activities	(11,714,288)
TOTAL INCREASE IN CASH AND RESTRICTED CASH	$3,238,128
CASH AND RESTRICTED CASH—Beginning of period	$8,366,669
CASH AND RESTRICTED CASH—End of period	$11,604,797
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest, net of amounts capitalized	$21,904,192
Cash paid during the period for income taxes	$4,180,426
Property, plant, and equipment purchases in accounts payable	$782,689

See notes to consolidated financial statements.

DURA INVESTMENT HOLDINGS LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2023

1.    NATURE OF OPERATIONS

Dura Investment Holdings LLC and subsidiaries (collectively, the “Company”) manufacture prefinished, modular kitchen and bath cabinetry at its manufacturing facilities in Howard Lake and Pierz, Minnesota; Statesville, North Carolina; and Waterloo, Jesup, and Oelwein, Iowa. The Company’s cabinetry is sold throughout the United States via a network of dealers.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Statement Presentation—The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Basis of Consolidation—The consolidated financial statements include the accounts of Supreme Cabinetry Brands, Inc., and its wholly owned subsidiaries, Dura-Supreme LLC; Howard Lake Properties, LLC; Bertch Cabinet, LLC; SCB Transportation, LLC; and Waterloo Cabinet Properties, LLC. All intercompany accounts and transactions have been eliminated.

Use of Estimates—When preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from those estimates.

Cash, Concentration of Credit Risk, and Restricted Cash—Cash, including restricted cash, consisted of checking account deposits. The Company’s cash balances exceed those that are federally insured by the Federal Deposit Insurance Corporation. As of December 31, 2023, the Company’s uninsured cash balance totaled $10,543,516. The Company had restricted cash of $1,000,000 as of December 31, 2023, in the form of deposits maintained in separate bank accounts, per the terms of two separate agreements for the Company’s workers compensation program and Statesville, North Carolina lease.

Accounts Receivable—The Company extends credit to customers that have committed to and management feels could reasonably pay within established terms. The Company establishes an allowance for credit losses to reduce trade accounts receivable to an amount that reasonably approximates their net realizable value. The Company’s allowance for credit losses is established through review of open accounts, historical collection, and historical write-off amounts. The amount ultimately realized from trade accounts receivable may differ from the amount estimated in the consolidated financial statements. As of December 31, 2023, the allowance for estimated credit losses was $535,927.

Inventories—Inventories are stated at the lower of cost or net realizable value. The cost of inventories is determined using the average cost method. Management evaluates net realizable value by assessing the risk of surplus or product obsolescence and records a reserve against the gross inventory balance. As of December 31, 2023, the obsolete and surplus inventory reserve was $286,941.

Property, Plant, and Equipment—Property, plant, and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The Company uses a range of estimated useful lives of two to seven years for software, machinery, furniture, and fixtures, and office equipment, for which the estimated useful life depends upon the nature of the individual item. The Company uses an estimated useful life of 12 to 39 years for building and building improvements.

Intangible Assets and Goodwill—Intangible assets with finite lives are recorded at their estimated fair value at the date of acquisition, amortized over their estimated useful lives using the straight-line method, and reported net of accumulated impairment losses. The Company’s intangible assets consist of its trade names and customer relationships, which are amortized over an estimated 15-year life.

The Company recorded goodwill in connection with its business combinations as the difference between the price paid for the enterprise value of the business, less the estimated fair values of the net assets acquired at the acquisition date.

Goodwill is tested for impairment at least annually in the fourth quarter and written down when impaired. An interim impairment test is performed if an event occurs or conditions change that would more likely than not reduce the fair value of the reporting unit below the carrying value.

To evaluate the recoverability of goodwill, we first assess qualitative factors to determine whether it is more likely than not that goodwill is impaired. Qualitative factors include changes in volume, margin, customers and the industry. If it is deemed more likely than not that goodwill for a reporting unit is impaired, we will perform a quantitative impairment test. This impairment test involves comparing the fair value of the reporting unit with its carrying value (including goodwill). The Company estimates the fair values of its reporting unit using the market approach, which utilizes comparable companies’ data. If the estimated fair value of the reporting unit is less than its carrying value, a goodwill impairment exists for the reporting unit and an impairment loss is recorded. As a result of the annual impairment assessment performed for 2023, there was no goodwill impairment.

Leases—The Company leases transportation and office equipment under noncancelable operating leases. A facility is leased in Statesville, North Carolina for a 12-year lease term. The determination if an arrangement is a lease, or contains a lease, is at inception of a contract or when the terms of an existing contract are changed. The Company recognizes a lease liability and a right-of-use (ROU) asset at the commencement date of the lease. The lease liability is recognized based on the present value of the future lease payments. Any variable payments are included in the future lease payments when those payments depend on an index or a rate on the basis of the spot index or rate at lease commencement. Variable lease payments for the Company’s proportionate share of insurance or vehicle registration are not included in lease payments used to determine lease liability and are recognized as variable costs when incurred.

The Company has elected, for all underlying classes of assets, to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement, and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. The Company recognizes lease cost associated with short-term leases on a straight-line basis over the lease term. The Company elected to not separate lease and non-lease components for all classes of underlying assets.

Debt Issuance Costs—Costs incurred in connection with the issuance of the Company’s long-term debt have been recorded as a direct reduction against the debt and amortized over the life of the associated debt as a component of interest expense using the effective interest method.

Revenue Recognition—The Company generates revenue through the manufacture and wholesale distribution of residential cabinets throughout the United States. The customer (dealer) pays the Company a fixed firm price for manufacture and delivery of a specific cabinet (or cabinets) order that appears on an individual purchase order. The promised goods are distinct in that each order is placed to the Company through the dealer for a specific homeowner, in a specific room (or rooms) of the homeowner’s house, and is therefore separately identifiable.

Revenue is recognized upon transfer of control of promised products to the dealer in an amount that reflects the consideration the Company expects to receive in exchange for the product. Control transfers after the goods are shipped and leaves the Company’s property.

Each individual order is unique, and consequently, there is no right of return for the product. The Company sends an acknowledgement for each individual order, and the dealer has 48 hours to make changes to the order. The Company assesses and collects charges for any additional changes beyond the 48-hour window. The Company does not have an enforceable right to payment for performance completed to date that includes a reasonable profit margin until the cabinets are in the finish process and therefore recognizes revenue at a point in time upon shipment of the product. As a result, any prepayments collected in advance of product shipment are recorded as deferred revenue.

The Company periodically provides sales incentives in three main forms that are accounted for as variable consideration: on-invoice promotion, early pay discounts, or rebates. On-invoice promotions are calculated at the time of order acknowledgment and are reflected as a reduction in price on billing documents. The Company offers an early pay discount, and such discounts are booked as a reduction in revenue if earned by the dealer. The Company does not offer financing for its products. Rebates are estimated based on a historical analysis of realization and booked in each accounting period as a reduction to revenue.

The Company warranties that its products will be free from defects in material and workmanship. These warranties are not accounted for as separate obligations.

The dealer is billed for freight and the billing price of freight is aggregated into the overall price of the cabinet, and as such, the Company has elected that freight revenue be included in the net sales of the consolidated statements of operations as a promised service, and the cost of shipping and handling included in the consolidated statements of operations as a cost of sales.

Impairment of Long-Lived Assets—The Company assesses long-lived assets, such as property, plant, and equipment; intangibles assets; and capitalized software development costs subject to amortization, for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. As of December 31, 2023, no impairment charge has been recorded.

Cost of Sales—Cost of sales consists primarily of direct labor; direct material; depreciation of factory property, plant, and equipment; indirect manufacturing salaries and benefits; the cost associated with health insurance for factory personnel; and other indirect costs related to the manufacturing of cabinets.

Sales and Marketing—Sales and marketing expenses consist of compensation, employee benefits, as well as commissions, travel, trade show sponsorships and events, conferences, and advertising costs. Commissions paid to third parties related to the sale of products are included in sales and marketing.

Costs associated with the Company’s advertising are expensed as incurred and are included in sales and marketing expenses.

General and Administrative—General and administrative expenses include compensation, employee benefits, third-party services, travel, technology, unit-based compensation, and other costs for executive management, finance, information technology, and human resources.

Unit-Based Compensation—The Company measures and records the expense related to profits interest unit (PIU)-based payment awards based on the fair value of those awards as determined on the date of grant. The PIUs have two tranches, a service-based tranche and a performance-based tranche. The Company recognizes unit-based compensation expense for the service-based tranche, over the requisite service period of the individual grant, equal to the vesting period and uses the straight-line method to recognize unit-based compensation expense. For PIUs with the performance-based tranche, the Company records unit-based compensation expense over an expected holding period from the date of acquisition of the Company, using the straight-line method. The Company used a Geometric Brownian Motion simulation model, which is a widely accepted model of price behavior that is used in option-pricing models, such as the Black-Scholes option-pricing model, to determine the fair value of stock awards. The Company selected the model as the method for determining the estimated fair value for PIUs. The model requires the use of highly subjective and complex assumptions, which determine the fair value of share-based awards, including the PIUs’ expected term and the price volatility of the underlying stock. The PIUs are recorded as an equity-based compensation agreement based on the nature of the terms, related vesting, and distribution rights. The Company calculates the fair value of PIUs granted by using the model with the following assumptions:

Expected Volatility—The Company estimated volatility for PIUs grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the PIU grant for a term that is approximately equal to the PIUs’ expected term.

Expected Term—The expected term of the Company’s PIUs represents the period that the
PIU-based awards are expected to be outstanding. The Company has elected to use service-based vesting schedule to compute the expected term.

Risk-Free Interest Rate—The risk-free interest rate is based on the implied yield currently available on US Treasury constant maturity rates issues with a term that is equal to the PIUs’ expected term at the grant date.

Dividend Yield—The Company has not declared or paid dividends to date. As such, the dividend yield has been estimated to be zero.

Value of the Company’s Equity—The value of a share of the Company’s equity was determined based upon the market method utilizing the 2019 business combination transaction, as the majority of the PIUs were granted in the year of acquisition, and considering the changes in value subsequently.

Income Taxes—The Company’s subsidiary, Supreme Cabinetry Brands, Inc., is taxed as a C corporation. The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the consolidated financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. Management recognizes deferred tax assets to the extent that management believes that these assets are more likely than not to be realized. In making such a determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. Uncertain tax positions are recorded on the basis of a two-step process in which (1) management determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more- likely-than-not recognition threshold, management recognizes the largest amount of tax benefit that is more than 50% likely to be realized upon ultimate settlement with the related tax authority.

Fair Value Measurements—The carrying values of accounts receivable, accounts payable, accrued liabilities, and other financial working capital items approximate fair value as of December 31, 2023, due to the short maturity nature of these items. The carrying value of the Company’s borrowings under its credit facility and term loan approximates fair value due to the frequency of the floating interest rate on these borrowings and estimated fair values approximate carrying value.

The Company’s nonfinancial assets, such as property and equipment, and intangible assets were recorded at fair value upon acquisition and are remeasured at fair value only if an impairment charge is recognized. Fair value was determined by appraisals using an in-use value per management’s plans. As of December 31, 2023, the Company did not have any assets or liabilities measured at fair value on a nonrecurring basis.

Recently Issued Accounting Pronouncements—Effective January 1, 2023, the Company adopted the new credit loss accounting guidance in Accounting Standards Update (ASU), No. 2016-13, Current Expected Credit Losses (Topic 326). This standard replaces the current allowance for loan and lease loss accounting standard and focuses on estimation of expected losses over the life of the loans instead of relying on incurred losses. The adoption of ASU 2016-13 did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In December 2023, the FASB issued ASC 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The new standard establishes new income tax disclosure requirements in addition to modifying and eliminating certain existing requirements. The guidance states that entities must consistently categorize and provide greater disaggregation of the information in the rate reconciliation and must further disaggregate income taxes paid. The standard is effective for the Company December 15, 2025. The Company is evaluating the expected impact of this standard on its consolidated financial statements and disclosures.

3.    INVENTORIES

Inventories consisted of the following as of December 31, 2023:

2023
Raw materials	$7,967,424
Work in process	2,322,787
Finished goods	1,910,882
Obsolete and surplus inventory reserve	(286,941)
Total inventories—net	$11,914,152

4.    PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consisted of the following as of December 31, 2023:

2023
Land and buildings	$20,477,208
Manufacturing equipment, office equipment, and furniture	37,560,494
Computer equipment and software	3,281,342
Construction in progress	5,877,996
Total property, plant, and equipment	67,197,040
Less accumulated depreciation	(23,590,602)
Property, plant, and equipment—net	$43,606,438
Total depreciation expense for the year ended December 31, 2023, was $7,076,872.

5.    GOODWILL AND INTANGIBLE ASSETS

Components of goodwill and intangible assets as of December 31, 2023, were as follows:

December 31, 2023	Average Estimated Useful Lives (in Years)	Gross Carrying Amount	Accumulated Amortization	Net Amount
Trade names	15	$13,300,000	$(3,576,667)	$9,723,333
Customer relationships	15	88,200,000	(24,489,462)	63,710,538
Total intangible assets—net		$101,500,000	$(28,066,129)	$73,433,871
Goodwill	N/A	77,140,725	—	77,140,725
Total goodwill		$77,140,725	$—	$77,140,725

Amortizable intangible assets, principally trade names and customer relationships, are subject to amortization on a straight-line basis over their estimated useful life of 15 years, based on the assessment of a number of factors that may impact useful life, including customer attrition rates and other relevant factors. There were no impairments of goodwill during the year ended December 31, 2023.

Annual estimated amortization expense for intangible assets for each of the succeeding fiscal years is as follows:

	Trade Names	Customer Relationships	Total
2024	$886,666	$5,880,000	$6,766,666
2025	886,666	5,880,000	6,766,666
2026	886,666	5,880,000	6,766,666
2027	886,666	5,880,000	6,766,666
2028	886,666	5,880,000	6,766,666
Thereafter	5,290,003	34,310,538	39,600,541
Total	$9,723,333	$63,710,538	$73,433,871

6.    OTHER CURRENT LIABILITIES

Other current liabilities consisted of the following as of December 31, 2023:

2023
Accrued sales and use taxes	$575,404
Accrued customer rebates and joint advertising allowance	965,789
Accrued insurance premiums	754,638
Accrued property taxes	715,262
Accrued 401(k) match	1,512,191
Accrued warranty	492,000
Current portion of lease liability	2,353,343
Total other current liabilities	$7,368,627

7.    COMMITMENTS AND CONTINGENCIES

Sales Tax—For periods prior and subsequent to the date of acquisition of Bertch Cabinet Mfg, Inc., the Company filed either voluntary disclosure agreements or back returns with certain jurisdictions and remitted sales tax due to those jurisdictions. As of December 31, 2023, there were no back returns left to be filed and voluntary disclosure agreements remained open with one jurisdiction, for which the Company estimated and recorded a sales tax liability of $52,482, which is recorded in other current liabilities in the balance sheet.

Litigation—The Company is involved in legal actions from time to time in the ordinary course of its business. Although the outcome of any such legal actions cannot be predicted, management is not aware of any pending legal proceeding against or involving the Company for which the outcome is likely to have a material adverse effect on the Company’s consolidated financial position or results of operations.

8.    LEASES

The Company leases tractors, trailers, and equipment through operating leases expiring through May 2030. In the event that the Company is reasonably certain to exercise the option to extend a lease, the Company will include the extended terms in the related lease assets and liabilities.

During 2023, the Company entered into new leases for equipment. The Company determined these leases were operating leases and recognized $1,145,361 of ROU—operating lease and lease liability— operating lease during the year ended December 31, 2023. Additionally, the company renewed existing operating leases for equipment for which leases were set to expire in 2023, and recognized $594,446 of ROU – operating lease and lease liability – operating lease. The company also entered into a new building lease in Statesville, North Carolina which was determined to be an operating lease and recognized $9,408,237 of a ROU asset and $900,000 of lease incentives.

Lease-related assets and liabilities recorded in the consolidated balance sheets are as follows for the year ended December 31, 2023:

	Classification	2023
Assets—Operating leases—ROU	Other long-term assets	$14,947,600
Operating lease liabilities: Current portion of operating lease liabilities	Other current liabilities	2,353,343
Operating lease obligations, excluding current portion	Other long-term liabilities	12,714,929
Total operating lease liabilities		$15,068,272

Short-term lease costs were $857,857 for the year ended December 31, 2023. Variable lease costs are not significant for the year ended December 31, 2023.

Supplemental cash flow information related to leases is as follows for the year ended December 31, 2023:

2023
Cash paid for amounts included in the measurement of lease liabilities Operating cash flows—operating leases	$2,318,173
Supplemental disclosure of noncash leasing activities:
ROU obtained in exchange for new operating lease liabilities	$12,048,044

The weighted-average remaining lease term and discount rate related to leases as of and for the year ended December 31, 2023 are as follows:

2023
Operating leases term (years)	9.7
Operating leases discount rate	10.94%

As of December 31, 2023, minimum monthly payments under the lease commitments are as follows for the years ending:

As of December 31, 2023
2024	$3,122,862
2025	2,733,666
2026	2,528,481
2027	2,447,302
2028	2,140,350
Thereafter	11,348,772
Total minimum payments required	24,321,433
Less imputed interest	(9,253,161)
Present value of net minimum lease payments	15,068,272
Current portion	(2,353,343)
Long-term portion	$12,714,929
The Company has not acquired any property or equipment under capital leases.

9.    DEBT

Debt consisted of the following as of December 31, 2023:

2023
Term Loans	$187,525,000
Revolver	—
Total Term Loans and Revolver	187,525,000
Less unamortized Term Loan debt financing costs	2,263,025
Less current maturities	7,900,000
Long-term portion of Term Loan	177,361,975
Subordinated note	1,000,000
Total long-term debt	$178,361,975

In October 2019, the Company entered into a loan and security agreement with a lender (the “Lender”), which provided an initial term loan, in the aggregate amount of $90,000,000, and an ability to borrow an additional amount under a revolving loan (the “Revolver”). In December 2020, the Company amended the loan and security agreement with the same lender, which provided an additional term loan in the amount of $77,500,000.

In February 2022, the Company amended the loan and security agreement with the same lender, which provided a second additional term loan in the amount of $45,000,000 (the initial term loan issued in October 2019, the additional term loan issued in December 2020, and the second additional term loan issued in February 2022 are referred to as the “Term Loans”). In addition, the borrowing capacity of the Revolver was increased from $10,000,000 to $15,000,000. On March 29, 2023, the Company amended the loan and security agreement with the Lender, which extended the final maturity date of the loans to May 31, 2026. In addition, the loans were amended to replace the London InterBank Offered Rate benchmark rate with a Secured Overnight Financing Rate (SOFR) term of rate notice. Under the terms of the amended loan and security agreement, the Term Loans are to be repaid in consecutive quarterly installments in an amount equal to $1,975,000 per quarter and each such installment is due and payable in arrears within five days after the first day of each quarter, and ending on the final maturity date as specified in the loan agreement. The Term Loan bears interest at a SOFR, which the Company may lock for a period of one month, two months, or three months, subject to a minimum floor of 1.5%, plus a fixed rate of 6.75%. The Revolver bears interest at SOFR subject to a minimum floor of 1.5%, with the same lock option as the Term Loan, plus a fixed rate of 6.75%. These rates were 12.14% as of December 31, 2023. Interest payments on the Revolver are due monthly with any outstanding balance due as specified in the final maturity date of the agreement, but no later than May 2026. In April 2023, the Company drew $3,500,000 against the Revolver, and subsequently repaid $2,000,000 in May and $1,500,000 in June. As of December 31, 2023, the Company had $0 outstanding on its Revolver.

The Term Loans and the Revolver are secured by a security interest in substantially all of the Company’s assets.

The Company incurred $2,504,869 of debt issuance costs related to the initial term loan, an additional $1,745,000 of debt issuance costs related to the additional term loan, an additional $225,000 of debt issuance costs related to the second additional term loan, and an additional $1,042,250 to extend the final maturity date of the loans to May 31, 2026, which have been recorded as a direct reduction against the debt and amortized over the life of the associated debt as a component of interest expense using the effective interest method. Borrowings are collateralized by substantially all the assets of the Company.

In December 2020, the Company entered into a lending agreement with Bertch Cabinet, Mfg., Inc., which provided a loan (the “Subordinated Note”), in the aggregate amount of $1,000,000. The Subordinated Note is subordinate to the Term Loans and bears interest on the unpaid balance of the principal amount, computed at 8% per annum on the basis of a 365-day year or 366-day year, and applied to the actual number of days elapsed in each interest calculation period, with interest calculated semiannually in arrears on the last day of each June and December.
In conjunction with the purchase of Bertch Cabinet, Mfg., Inc. and GOE Enterprises, Ltd., the Company purchased a workers’ compensation insurance policy for employees of its Iowa operations. In early 2021, the Company took out a letter of credit in the amount of $400,000, as required by the insurance company, as collateral in the event that the Company was unable to pay claims.

Maturities of the Company’s long-term debt are as follows for the years ending December 31:

	Term Loans	Revolver	Subordinated Note	Total
2024	$7,900,000	$—	$—	$7,900,000
2025	7,900,000	—	1,000,000	8,900,000
2026	171,725,000	—	—	171,725,000
Total	$187,525,000	$—	$1,000,000	$188,525,000

Covenants—Under the terms of the Term Loans, the Company is required to comply with certain financial and nonfinancial covenants. The financial covenants require that the Company maintain a leverage ratio not to exceed a certain threshold for any period of four consecutive fiscal quarters, with the leverage ratio defined in the loan agreement as consolidated total debt as of the last day of the period, divided by consolidated earnings before interest, taxes, depreciation, and amortization (EBITDA), as defined in the agreement, for such period. The maximum leverage ratio as defined in the loan agreement varies and is defined for each fiscal quarter until the final maturity date of the loan in May 2026. Additionally, the financial covenants require that the Company maintain a minimum fixed-charge coverage ratio for any period of four consecutive fiscal quarters, with the fixed-charge coverage ratio defined in the loan agreement as the ratio of (a) (i) consolidated EBITDA for such period, minus (ii) unfinanced capital expenditures during such period in cash, minus (iii) income taxes paid or payable during such period, to (b) the sum of (i) all regularly scheduled payments of principal of indebtedness paid in cash during such period, plus (ii) consolidated net interest expense for such period, plus (iii) cash dividends or distributions paid, or the purchase, redemption, or other acquisition or retirement for value.

Any failure by the Company to comply with these covenants and any other obligations under the agreement could result in an event of default, which allows the Lender to accelerate the repayments of the amounts owed. As of December 31, 2023, the Company is in compliance with its financial covenants.

The Subordinated Note does not require the Company to comply with either financial or nonfinancial covenants.

10.    SELF-INSURED WORKERS’ COMPENSATION INSURANCE

Dura-Supreme, LLC has joined with other manufacturers in the state of Minnesota to form a manufacturing group self-insurance association for the purpose of self-insuring through a prefunded self-insurance plan. Liability claims in excess of $300,000 per occurrence are fully insured by an independent insurance company.

11.    401(K) RETIREMENT PLAN

The Company sponsors a 401(k) retirement plan covering all employees meeting certain eligibility requirements. The Company may make matching contributions for salary reduction amounts and annual cash or deferred contributions at the discretion of the board of directors. Total expense related to matching contributions for the year ended December 31, 2023, as well as contributions payable to the plan by the Company as of December 31, 2023, were $1,512,191.

12.    MEMBERS’ EQUITY

Unit Ownership—The Company has two classes of unit ownership: common units and PIUs. Subject to the required approvals by ownership, the Company is authorized to issue an unlimited number of units. In October 2019, the Company issued 9,000 common units based on initial capital contributions from each member that totaled $106,500,000. As of December 31, 2022, all initial capital contributions had been returned to each member.

Equity Incentive Plan—As defined in the Dura Investment Holdings Equity Incentive Plan (the “Plan”) document, dated October 10, 2019, the Plan is intended to further the growth and success of the Company by enabling officers, employees, consultants, or other service providers of the Company or any subsidiary to acquire certain equity interests in the Company, thereby increasing personal stake in the Company’s growth and success and aiding in retention. Per the current terms of the Plan, the Company may issue up to 1,000 PIUs.

Profits interest awards activity for the year ended December 31, 2023, was as follows:

Profits Interest Units (PIUs)	Performance Based	Service Based	Total	Weighted-Average Grant-Date Fair Value Per Share
Number outstanding as of December 31, 2022	493.0	493.0	986.0	$3,316
Granted	4.0	4.0	8.0	$7,845
Forfeited/canceled	(2.0)	(2.0)	(4.0)	$3,316
Number outstanding as of December 31, 2023	495.0	495.0	990.0	$3,352

There were 422.3 PIUs that were vested as of December 31, 2023. The total grant-date fair value of PIUs granted during the year ended December 31, 2023 was $62,758.

Valuation Assumptions—The fair value of PIUs were estimated on the date of grant. The Company recorded compensation expense on a straight-line basis over the vesting period for both the service based- and the performance-based components, as the Company believes the performance condition will be met. Unit-based compensation expense for the year ended December 31, 2023, was $697,292. As of December 31, 2023, total compensation cost not yet recognized related to unvested PIUs was $1,312,750 with a weighted-average period over which the remaining compensation cost will be recognized of 1.9 years.

13.    INCOME TAXES

Provision for income taxes for the year ended December 31, 2023 consisted of the following:

2023
Current:
Federal	$3,323,863
State	643,154
Total current	3,967,017
Deferred:
Federal	840,769
State	(836,932)
Total deferred	3,837
Total income tax expense	$3,970,854

The Company’s income tax expense recorded in 2023 is $3,970,854 on pre-tax book income of $10,905,899 for an effective tax rate of 36.4%. A reconciliation of the U.S. federal statutory tax rate to the Company’s effective income tax rate is as follows:

(in percentages)	2023
Income tax expense at U.S. federal statutory income tax rate	21.0%
State income taxes	2.2
Change in valuation allowance	6.6
Permanent differences	1.8
Miscellaneous other, net	4.8
Effective income tax rate	36.4%

Significant components of the Company’s deferred taxes as of December 31, 2023, were as follows:

2023
Deferred tax assets:
Goodwill	$12,535,380
Accruals and reserves	667,379
Inventory	222,767
Interest expense limitation	5,912,063
Section 174 Research and Development	292,326
Operating lease liabilities	3,470,833
Other	125,184
Gross deferred tax assets	23,225,932
Valuation allowance	(724,820)
Net deferred tax assets	22,501,112
Deferred tax liabilities:
Fixed assets	(3,353,238)
Intangible assets	(15,761,156)
Prepaid expenses	(211,051)
Right of use assets	(3,470,833)
Gross deferred tax liabilities	(22,796,278)
Net deferred tax liability	$(295,166)

Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to support the realizability of the existing deferred tax assets, including through reversals of existing cumulative temporary differences. Based on management’s assessment, a valuation allowance of $724,820 was recorded at December 31, 2023.

The Company had $25,459,324 of interest expense limitation carryforward as of December 31, 2023.

The utilization of the Company’s interest expense carryforward is not currently subject to a limitation due to the “change in ownership provisions” under Section 382 of the Internal Revenue Code and similar state and foreign provisions.

As of December 31, 2023, there were no unrecognized tax benefits. The Company does not expect the unrecognized tax benefits to change significantly over the next 12 months.

The Company recognizes interest and penalties related to unrecognized tax benefits within the income tax expense line in the consolidated statements of operations. Accrued interest and penalties are included within the related tax liability line in the consolidated balance sheets. No accrued interest and penalties have been recorded as of December 31, 2023.

The Company is subject to income taxes in the US federal jurisdiction and various state jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. The Company’s tax years remain open for examination by all tax authorities since inception, as well as carryover attributes for the year ended December 31, 2019, remain open to adjustment by the US and state authorities.

14.    RELATED-PARTY TRANSACTIONS

In connection with the 2019 acquisition of Dura Supreme, the Company entered into an operating agreement whereby the Company pays a quarterly management fee to its manager, a related party and investor in the Company’s parent company, for advisory, consulting, management, monitoring, and transaction services for the benefit of the Company. The fee is calculated based on a percent per annum of a portion of the capital contributions of the Company at the closing of the acquisition by Dura Investment Holdings LLC of Supreme Cabinetry Brands, Inc. and its controlled operating subsidiaries.

The Company incurred and recorded within general and administrative expenses fees of $1,491,625 for management services performed during the year ended December 31, 2023.

15.    CHANGE IN ACCOUNTING PRINCIPLE

The Company has retrospectively restated its beginning retained earnings to account for a change in accounting principle related to goodwill and intangible assets related to customer relationships. The Company had previously adopted Accounting Standards Update (ASU) No. 2014-18, Business Combinations (Topic 805): Accounting for Identifiable Intangible Assets in a Business Combination and No. 2014-02, Intangibles – Goodwill and Other (Topic 350): Accounting for Goodwill, which allows private companies to aggregate goodwill and intangible assets related to customer relationships as goodwill and amortize over 10 years. These financial statements now reflect: 1) the reversal of all previously recorded amortization related to goodwill, and 2) the balance sheet reclassification of intangible assets related to customer relationships from goodwill to intangible assets-net and the retrospective recording of amortization for intangibles assets related to customer relationships using a 15 year useful life, instead of the 10 year useful life previously utilized when a component of goodwill.

Restatement consists of the following:

Retained (deficit) as of December 31, 2022	$(19,253,677)
To remove accumulated amortization for goodwill as of 12/31/22 (net of tax)	26,562,647
To record retrospective change in amortization of customer relationships from 10 years to 15 years (net of tax)	10,195,341
Retained earnings, December 31, 2022, as restated	$17,504,311

16.    SUBSEQUENT EVENTS

The Company evaluated subsequent events from December 31, 2023, the date of these consolidated financial statements, through April 25, 2024, and September 25, 2024 as to Note 15, which represents the date the consolidated financial statements were available for issuance, for events requiring recording or disclosure in the consolidated financial statements.